(11)(a)

                         CONSENT OF JORDEN BURT BERENSON
                                   AND JOHNSON













January 30, 1998



Maxim Series Fund
8515 East Orchard Road
Englewood, Colorado 80111

Ladies and Gentlemen:

           We hereby consent to the use of our name under the caption "Legal Counsel" for Maxim Series Fund, Inc. in the Prospectus contained in Post-Effective Amendment No. 54 to the Registration Statement on Form N-1A (File No. 2-75503)filed by Maxim Series Fund, Inc. with the Securities Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.




Very truly yours,


/s/ Jorden Burt Berenson &
Johnson, LLP


JORDEN BURT BERENSON & JOHNSON,
LLP